UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Kraft Drive, Suite 216 Blacksburg, Virginia	24060
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective April 5, 2022, Dr. Raquel Hontecillas, the Chief Scientific Officer of Landos Biopharma, Inc. (the “Company”), is no longer with the Company.

Item 7.01 Regulation FD Disclosure.

In connection with the Company’s previously announced strategic review of its programs and operations, the Board of Directors of the Company has determined to conduct the Company’s operations virtually pending relocation to a different geography. Accordingly, the Company will not renew the lease for its premises at 1800 Kraft Drive, Blacksburg, Virginia, which expires in May 2022. The Company has suspended its Blacksburg-based research and discovery activities and separated the remaining research and discovery employees. The Company’s other functions, including clinical development of omilancor (BT-11), NX-13 and LABP-104, are not expected to be affected by the Company’s shift to virtual operations.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Dated: April 6, 2022	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer